Exhibit 10.8

FORM OF
INTELLECTUAL PROPERTY CROSS LICENSE AGREEMENT
BY AND AMONG
3M COMPANY
3M INNOVATIVE PROPERTIES COMPANY
3M HEALTHCARE US OPCO LLC
AND
SOLVENTUM INTELLECTUAL PROPERTIES COMPANY
DATED AS OF [●], 2024

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APPENDICES
Appendix A – Company Field
Appendix B – SpinCo Field
Appendix C – Joint Field
Appendix D – Company Licensed Primary Trade Secrets (TBD)
Appendix E – SpinCo Licensed Primary Trade Secrets (TBD)
Appendix F – Company Qualified Purchaser
Appendix G – SpinCo Qualified Purchaser
Appendix H – Company Excluded Competitors
Appendix I – SpinCo Excluded Competitors
Appendix X – Excluded Technologies
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INTELLECTUAL PROPERTY CROSS-LICENSE AGREEMENT
This INTELLECTUAL PROPERTY CROSS-LICENSE AGREEMENT (this “Agreement”), dated as of [●], 2024, is entered into by and between 3M Company and 3M Innovative Properties Company, Delaware Corporations (collectively “Company”), and 3M Healthcare US Opo LLC and Solventum Intellectual Properties Company, Delaware Corporations (collectively “SpinCo”). Company and SpinCo are collectively referred to herein as the “Parties” and individually referred to herein as a “Party.”
RECITALS
WHEREAS, SpinCo and Parent are parties to that certain Separation and Distribution Agreement, dated as of [●], 2024 (the “Separation and Distribution Agreement” or “SDA”);
WHEREAS, the board of directors of Parent has determined that it is in the best interests of Parent and its shareholders to create a new publicly traded company that shall operate the SpinCo Business and to separate the SpinCo Business from the Parent Business. Pursuant to the SDA and the Separation Step Plan, Parent will contribute certain SpinCo Assets held by it to SpinCo, in exchange for (i) the assumption by SpinCo of certain SpinCo Liabilities, (ii) the issuance by SpinCo to Parent of SpinCo Shares, and (iii) the Cash Transfer and, following such contribution, Parent will effect the distribution, on a pro rata basis, to holders of Parent Shares of at least 80.1% of the outstanding SpinCo Shares owned by Parent;
WHEREAS, this Agreement is an “Ancillary Agreement” pursuant to the SDA;
WHEREAS, this Agreement is being entered into by the Parties in order to promote the orderly transition of certain operations of the SpinCo Business and to effectuate the orderly consummation of the transactions contemplated under the SDA;
WHEREAS to facilitate and provide for an orderly transition in connection with the transactions contemplated by the Separation and Distribution Agreement, Company and its Subsidiaries (in such capacity as the “Company Licensors”) wish to grant to SpinCo and its Subsidiaries (in such capacity, the “SpinCo Licensees”) licenses to certain Company Licensed Patents, Company Licensed Other IP and Company Licensed Primary Trade Secrets, and SpinCo and its Subsidiaries (in such capacity, the “SpinCo Licensors”) wish to grant to Company and its Subsidiaries (in such capacity, the “Company Licensees”) licenses to certain SpinCo Licensed Patents, SpinCo Licensed Other IP, and SpinCo Licensed Primary Trade Secrets in each case, as and to the extent set forth herein; and
NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Separation and Distribution Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1
DEFINITIONS
Section 1.1.    Certain Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the SDA. As used in this Agreement, the following terms shall have the following meanings, which shall control in the case of any conflict between the definitions set forth in the Separation and Distribution Agreement and this Agreement.
“Animal Care” means animal care and veterinary care products and related consumables.
“Bankruptcy Code” means Title 11 of the United States Code.
“BWTD” means bandages, wraps, tapes and dressings.
“Change of Control” means, with respect to a Party, the occurrence after the Distribution Date of any of the following: (a) a transaction whereby any Person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) would acquire, directly or indirectly, voting securities representing more than fifty percent (50%) of the total voting power of such Party; (b) a merger, consolidation, recapitalization or reorganization of such Party, unless securities representing more than fifty percent (50%) of the total voting power of the legal successor to such Party as a result of such merger, consolidation, recapitalization or reorganization are immediately thereafter beneficially owned, directly or indirectly, by the Persons who beneficially owned such Party’s outstanding voting securities immediately prior to such transaction; or (c) the sale of all or substantially all of the consolidated assets of such Party’s group as defined in the SDA. For the avoidance of doubt, no transaction contemplated by the Separation and Distribution Agreement shall be considered a Change of Control.
“Climate Technology Field” means filtration, separation, and purification applications, excluding water purification, for use in (1) technologies related to greenhouse gas emissions reduction; (2) technologies related to the capture, utilization and storage of greenhouse gas emissions; or (3) technologies related to the transition from fossil-based fuels to low carbon and zero carbon energy.
“Company Confidential Manufacturing Information” or “Company CMI” means all technology, including any know-how and trade secrets, in actual use in the manufacture of Company Specialty Products.
“Company Cooling Field” means products and technologies where: (1) cooling (including air and water for evaporative cooling and condensation) is the primary effect of the product or technology in all applications except for cooling technologies for space suits and outer space applications; and (2) humidification and/or dehumidification is the primary effect of the product or technology in shipping container and building climate control applications, including for data centers, warehouses, factories, and cooling towers.
“Company Field” is listed in Appendix A.

“Company Licensed Primary Trade Secrets” means all Trade Secrets scheduled on Appendix D in the form that they are in actual use in the SpinCo Business as of the Distribution Date or as of the effective time of Exit under Section 2.11 (Exit of Contract Manufacturing Services) of the Transition Contract Manufacturing Agreement (TCMA).
“Company Licensed Other IP” means all Proprietary Manufacturing Technology in the form that they are in actual use in the SpinCo Business as of the Distribution Date or as of the effective time of Exit under Section 2.11 (Exit of Contract Manufacturing Services) of the Transition Contract Manufacturing Agreement (TCMA) and Intellectual Property Rights (other than Company Licensed Patents, Internet Properties, Trademarks, and Company Licensed Primary Trade Secrets) owned or Controlled by Company Licensors as of the Distribution Date, including know how and Invention Submissions.
“Company Licensed Patents” means the following owned or Controlled by Company Licensors as of the Distribution Date: (1) all Patents; (2) all Patents issued after the Distribution on a patent application filed prior to the Distribution Date, or claiming priority to a patent application filed prior to the Distribution Date, and (3) all patents resulting from a patent application filed within twenty-four (24) months of the Distribution Date if based on an Invention Submission submitted on or before the Distribution Date.
“Company Licensors” means Company and its Subsidiaries.
“Company Qualified Supplier” means a 3rd Party Supplier (as defined in the MSA) that meets the Criteria.
“Company Qualified Purchaser” means those entities not listed in Appendix F.
“Company Specialty Products” means (1) Products made under the MSA scheduled in Appendix [B], excluding those technologies set forth in Appendix [X].
“Consumer Healthcare Channel” means direct sales to resellers and retailers including on-line retailers who sell to users, all pharmacies other than Hospital Pharmacies, grocery, and health and beauty stores, but excluding the Medical Channel.
“Controlled” means, with respect to any Intellectual Property Rights owned by a third party as of the Distribution Date, the applicable Licensor has the ability to grant a license or other rights in, to or under such Intellectual Property Rights on the terms and conditions set forth herein without violating any contract between such Licensor and such third party in effect as of the Distribution Date and without payment or the granting of any additional consideration for the grant of such license; provided, that the Intellectual Property Rights will be excluded from being considered “Controlled” by virtue of any additional consideration only if the applicable Licensor notifies the applicable Licensee of such additional consideration and such Licensee does not agree to reimburse such Licensor for or otherwise bear such additional consideration.
“Criteria”, as applied to Company Qualified Supplier or SpinCo Qualified Supplier, as the case may be, must (1) have its business headquarters in the United States, Canada, Australia,

the United Kingdom, or European Union and will not manufacture the Company Specialty Products in any other country than the United States, Canada, Australia, the United Kingdom, or European Union, (2) may not be a competitor of the Licensor, meaning the competitor may not make, market, or sell products or services that compete with an end products or services that Licensor makes, markets or sells using the relevant Confidential Manufacturing Information, however the Parties agree that the entities listed in Appendices H and I are not competitors, (3) must agree to Delaware, law, jurisdiction, and venue, and (4) must have an established and ongoing operations in the relevant manufacturing field, including having protection standards for confidential information as restrictive as Article 5 (Confidentiality).
“Cybersecurity Incident” has the meaning given to it in the Transition Services Agreement.
“Hospital Pharmacies” means pharmacies owned or directly controlled by a hospital.
“Hollow Fiber Membrane” means a membrane with generally hollow cylindrical geometries having a thin polymeric wall that allows certain molecules or particles to pass through it while establishing a gradient for other molecules or particles.
“Industrial Adhesive(s)” means an adhesive (standalone or in tape) other than a Medical Grade Adhesive.
“Invention Submission” means the documents officially submitted to Company’s or SpinCo’s instances of the Anaqua database describing developments, including inventions, in research and development.
“Joint Field” is listed in Appendix C. The Joint Field excludes anything listed in the SpinCo Field or listed in the Company Field.
“Licensee(s)” means the Company Licensees or the SpinCo Licensees, as applicable, in their capacities as the licensees or grantees of the rights or licenses granted to them by the SpinCo Licensors or the Company Licensors, as applicable, pursuant to Article 2.
“Licensor(s)” means the Company Licensors or the SpinCo Licensors, as applicable, in their capacities as the licensors or grantors of any rights or licenses granted by them to the SpinCo Licensees or the Company Licensees, as applicable, pursuant to Article 2.
“Master Supply Agreement” or “MSA” means a supply agreement entered into between Parent and SpinCo around the effective date of this Agreement for Parent to supply products to SpinCo; there is a separate MSA (a reverse MSA) for SpinCo to supply products to Parent.
“Medical Channel” means hospitals, Hospital Pharmacies, medical offices, ambulatory care facilities, imaging service providers, out home care providers, skilled nursing facilities, urgent care health care providers (including military), outpatient care facilities, wound care clinics, and post-surgical patient recovery sites.

“Medical Grade Adhesive(s)” means an adhesive (standalone or in a tape) that (1) is marketed to be in contact with human or animal tissue (including, for example, epithelial, muscle, nerve, connective, tendon, bone, dermal, artificial tissue, or teeth) and/or biological fluids (including, for example, human or animal exudate, blood, or oil); or (2) complies with at least one of ISO 13485 and ISO 10993; or (3) is marketed to be both (i) used in life science diagnostics (including, for example, animal genetic testing, biofluid diagnostics), and (ii) contact a biological, analyte, or medicinal sample in such applications, other than the Rapid Field.
“Medical Grade Film(s)” means a single or multi-layer film that (1) is marketed to be in contact with human or animal tissue (including, for example, epithelial, muscle, nerve, connective, tendon, bone, dermal, artificial tissue, and teeth) and/or biological fluids (including, for example, human or animal exudate, blood, and oil); or (2) complies with at least one of ISO 13485 and ISO 10993; or (3) is marketed to be both (i) used in life science diagnostics (including, for example, GMO testing, animal genetic testing, biofluid diagnostics), and (ii) in contact with a biological, analyte, or medicinal sample in such applications, other than the Rapid Field.
“Open Field” means all fields not in the Company Field, the SpinCo Field or the Joint Field.
“Personal Information” has the meaning given to it in the Transition Services Agreement.
“Proprietary Manufacturing Technology” means all technology, including any know-how or knowledge of any employees, in actual use in the operation of the SpinCo Business or the Parent Business as of the Distribution Date to the extent related to the manufacturing of the products of the SpinCo Business or the Parent Business as of the Distribution Date or as of the Exit under Section 2.11 (Exit of Contract Manufacturing Services) of the Transition Contract Manufacturing Agreement (TCMA).
“Protected Health Information” has the meaning given to it in the Transition Services Agreement.
“Rapid Field” means any sampling, collection, detection, and/or identification of aerosols where the sampling or detecting device includes an electrostatically charged nonwoven media on which a sample is incident.
“Security Policy” means a set of documented rules administered by the Global Trade Secret Protection Program (GTSPP), which rules include special control measures that describe how to reasonably protect high-value technology such as trade secrets. All Security Policies needed for each of Company and SpinCo are found in their respective instance of GTSPP Control Center.
“SpinCo Confidential Manufacturing Information” or “SpinCo CMI” means all technology, including any know-how and trade secrets, in actual use in the manufacture of SpinCo Specialty Products.

“SpinCo Field” is listed in Appendix B.
“SpinCo Licensed Primary Trade Secrets” means all Trade Secrets scheduled on Appendix E in the form that they are in actual use in the Parent Business as of the Distribution Date or as of the effective time of Exit under Section 2.11 (Exit of Contract Manufacturing Services) of the Transition Contract Manufacturing Agreement (TCMA).
“SpinCo Licensed Other IP” means all Proprietary Manufacturing Technology in the form that they are in actual use in the Parent Business as of the Distribution Date or as of the effective time of Exit under Section 2.11 (Exit of Contract Manufacturing Services) of the Transition Contract Manufacturing Agreement (TCMA) and Intellectual Property Rights (other than SpinCo Licensed Patents, Internet Properties, Trademarks, SpinCo Licensed Primary Trade Secrets) owned or Controlled by SpinCo Licensors as of the Distribution Date, including know how and Invention Submissions.
“SpinCo Licensed Patents” means the following owned or Controlled by SpinCo Licensors as of the Distribution Date: (1) all Patents; (2) all Patents issued after the Distribution on a patent application filed prior to the Distribution Date, or claiming priority to a patent application filed prior to the Distribution Date, and (3) all patents resulting from a patent application filed within twenty-four (24) months of the Distribution Date if based on an Invention Submission submitted on or before the Distribution Date.
“SpinCo Licensors” means SpinCo and its Subsidiaries.
“SpinCo Specialty Products” means certain SpinCo BWTD Products made under a reverse MSA scheduled in Exhibit [B] of a reverse MSA.
“SpinCo Qualified Supplier” means a 3rd Party Supplier (as defined in the MSA) that meets the Criteria.
“SpinCo Qualified Purchaser” means those entities not listed in Appendix G.
“SPSD’s Hollow Fiber Membrane (SHFM)” means a generally hollow, discrete cylinder, each cylinder including a thin, porous, polymeric wall that allows certain molecules or particles to pass through it while establishing a differential gradient for other molecules or particles. The SHFM can optionally include a skin layer. The SHFM also expressly includes products made or sold by SPSD/SpinCo on or before the Distribution Date under the Liqui-Cel™ and/or SuperPhobic™ brand names that comprise a Hollow Fiber Membrane having coextrusion layers selected from either poly(methyl pentene) (PMP) coextruded on PMP or PMP coextruded on poly(propylene) (PP).
“Vehicle” means a machine that transports people or cargo and includes bicycles, motor vehicles (e.g., motorcycles, cars, trucks, RVs, buses, mobility scooters), railed vehicles (e.g., trains, trams), watercraft (e.g., ships, boats), aircraft (e.g., airplanes, helicopters, drones), and spacecraft (e.g., satellites, rockets) but does not include machines that transfer people, animals or cargo in a health care facility including, for example, hospital beds, patient transport and support devices such as wheelchairs.
Section 1.2.    Other Definitions. As used herein, the following terms have the meanings set forth in the Sections set forth below.

Term	Section

Acquired Business	Section 7.4
Acquired Party	Section 7.4
Acquiring Party	Section 7.4
Agreement	Preamble
Company	Preamble
Company Licensees	Recitals
Company Qualified Supplier	Section 5.5(b)
Hospital Pharmacy Disputes	Section 7.9
Parties	Preamble
Party	Preamble
SDA	Recitals
Separation and Distribution Agreement	Recitals
SpinCo	Preamble
SpinCo Licensees	Recitals
SpinCo Licensors	Recitals
SpinCo Qualified Suppliers	Section 5.5(a)
Section 1.3.    Hierarchy. The appendices to this Agreement shall form part of this Agreement. In case of any conflicts, the front-end of this Agreement shall prevail over its appendices, unless explicitly set out otherwise in the relevant appendix with reference to the clause in the front-end from which it deviates. In the event of a conflict between the terms of the SDA and the terms of this Agreement, the terms of the SDA shall prevail, unless explicitly set out otherwise in this Agreement with reference to the clause in the SDA from which it deviates.
ARTICLE 2
LICENSE GRANTS
Section 2.1.    Grants by Company Licensors. Subject to the terms and conditions of this Agreement, Company, on behalf of itself and its Subsidiaries, agrees to grant, and hereby grants, to the SpinCo Licensees:
(a)    under the Company Licensed Patents and Company Licensed Other IP:
(i)    an irrevocable, royalty-free, fully paid-up, exclusive (even as to Company), worldwide license in the SpinCo Field, to make, have made, have, use, sell, offer for sale, import, or otherwise transfer products and services. This license is sublicensable and fully transferrable;
(ii)    an irrevocable, royalty-free, fully paid-up, sole, worldwide license in the Joint Field, excluding the SpinCo Field and the Company Field, to make, have made, have, use, offer to sell and sell, import or otherwise transfer all products and services. This license is non-sublicensable and is non-transferrable without the consent of Company, which will not be unreasonably withheld, except as provided in Section 2.4(b); and SpinCo may assign such license upon SpinCo’s sale of all or substantially all of the assets relating to a SpinCo Business using any of Company Licensed Patents and Company Licensed Other IP, and such assignment shall be limited to the Company Licensed Patents and Company Licensed Other IP necessary for a purchaser to manufacture and sell products in the business acquired and the purchaser agrees in writing to be bound by the terms of this Agreement and any Security Policies governing the use of such Company Licensed Patents and Company Licensed Other IP, including any license limitations. Purchaser must be a Qualified Purchaser; and
(iii)    an irrevocable, royalty-free, fully paid-up, non-exclusive, worldwide license in the Open Field to make, have made, have, use, sell, offer for sale, import, or otherwise transfer products and services. This license is sublicensable and fully transferrable.
Any exercise or other exploitation of the Company Licensed Patents or the Company Licensed Other IP by any of the SpinCo Licensees, or any sublicensee thereof (as applicable), outside the scope of the licenses granted herein is expressly prohibited.
(b)    under the Company Licensed Primary Trade Secrets:
(subject to obligations of confidentiality and security specified in Article 5) for any and all internal uses in connection with the manufacture of any products of the SpinCo Business by SpinCo Licensees:
(i)    an irrevocable, royalty-free, fully paid-up, exclusive (even as to Company), worldwide license in the SpinCo Field to make, have, use, offer to sell, sell, import or otherwise transfer all products and services;
(ii)    an irrevocable, royalty-free, fully paid-up, sole, worldwide license in the Joint Field, excluding the SpinCo Field and the Company Field, to make, have, use, offer to sell, sell, import or otherwise transfer all products and services; and
(iii)    an irrevocable, royalty-free, fully paid-up, non-exclusive, worldwide license in the Open Field to make, have, use, offer to sell, sell, import or otherwise transfer products and services.
All licenses of Section 2.1(b) expressly exclude any have made rights and are non-sublicensable and non-transferrable except as necessary to practice the grants of Section 2.1(c) below. SpinCo may assign such license upon SpinCo’s sale of all or substantially all of the assets relating to a SpinCo Business using any of Company Licensed Primary Trade Secrets, and such assignment shall be limited to the Company Licensed Primary Trade Secrets necessary for a purchaser to manufacture and sell products in the business acquired and the purchaser agrees in writing to be bound by the terms of this Agreement and any Security Policies governing the use of such Licensed Primary Trade Secret, including any license limitations. Purchaser must be a Qualified Purchaser. SpinCo Licensee shall be responsible for purchaser’s breach of the Company Primary Licensed Trade Secrets. Any such breach will be subject to Section 4.3.
Any exercise or other exploitation of the Company Licensed Primary Trade Secret by any of the SpinCo Licensees, or any assignment thereof (as applicable), outside the scope of the licenses granted herein is expressly prohibited.
(c)    under the Company Confidential Manufacturing Information:
(i) an exclusive, royalty-free, fully paid-up worldwide license in the SpinCo Field to have, use, import, offer to sell, sell, or otherwise transfer worldwide Company Specialty Products;
(ii) an option for an exclusive, royalty-free, fully paid-up license in the SpinCo Field to make (but not have made) Company Specialty Products in the United States, Canada, Australia, the United Kingdom, or the European Union, provided, however, as a condition precedent to this grant, , SpinCo provides Company with SpinCo’s capital allocation plan with confirmation of all requisite SpinCo approvals for each specific Confidential Manufacturing Information. The term of this option is for a period of ten (10) years after the Distribution Date;
(iii) an exclusive royalty-free, fully paid-up license in the SpinCo Field to have made, by a SpinCo Qualified Supplier exclusively for SpinCo, Company Specialty Products and all the rights specified in Section 2(c)(i);
(iv) a sole, royalty-free, fully paid-up worldwide license in the Joint Field to have, use, import, offer to sell, sell, or otherwise transfer of BWTD sold to the Consumer Healthcare Channel and Animal Care;
(v) an option for a sole, royalty-free, fully paid-up license in the Joint Field to make (but not have made) Company Specialty Products for use in BWTD sold to the Consumer Healthcare Channel and Animal Care in the United States, Canada, Australia, the United Kingdom, or the European Union, provided, however, as a condition precedent to this grant, SpinCo provides Company with SpinCo’s capital allocation plan with confirmation of all requisite SpinCo approvals for each specific CMI. The term of this option is for a period of ten (10) years after the Distribution Date; and
(vi) a sole royalty-free, fully paid-up license in the Joint Field to have made, by a SpinCo Qualified Supplier exclusively for SpinCo, Company Specialty Products for use in BWTD sold to the Consumer Healthcare Channel and Animal Care and all the rights specified in Section 2(c)(iv).

Transferability. All licenses in this Section 2.1(c) are non-sublicensable. They may be assigned (upon notice to Company Licensor) upon the sale or other transfer of all or substantially all of the assets relating to a business actively using such license at the time of such sale or other transfer. Such assignments shall be limited as necessary for the purchaser to manufacture and sell products in the business acquired and the purchaser agrees in writing to be bound by the terms of this Agreement. The purchaser must be a SpinCo Qualified Purchaser.
Liability. SpinCo Licensee providing access to Company CMI to any Third Party Supplier, including SpinCo Qualified Supplier, shall be responsible for any breach of the Company CMI. Any such breach will be subject to Section 4.3.
Acceptable Substitute. Both Parties agree that despite a mutual desire to find commercially available acceptable substitutes for the Company Specialty Products, such substitutes may not be available or acceptable for a variety of reasons.  As such, both Parties agree that SpinCo may elect to have a third party that meets the Criteria manufacture the Company Specialty Products.  As such, for the term of this Agreement, SpinCo may identify the Company CMI needed under this Section 2.1(c) to evaluate supply of a substitute Company Specialty Product by an alternative source that meets the Criteria, and Company will provide such CMI at SpinCo’s expense. SpinCo can make a request for Company Confidential Manufacturing Information, pursuant to the procedures in Section 6.2 of the SDA (Agreement for Exchange of Information).
Sufficient Grant. Company Licensor represents that SpinCo Licensees have been granted sufficient licenses to Intellectual Property Rights (excluding Trademarks, Internet Property Rights, and Copyrights), including the Company CMI, to make or have made Company Specialty Products under this Section 2.1(c). The sole remedy on disagreements or disputes to this provision is for the Parties to confer within 15 business days and Company will correct any deficiency of the grant.
(d)    Notwithstanding anything herein, (i) any product sold in the SpinCo Business prior to the Distribution Date shall be deemed licensed in the form it is sold prior to the Distribution Date under the SpinCo Field, and (ii) nothing in this Agreement will prevent or limit SpinCo from using, developing, commercially exploiting, or otherwise practicing SpinCo Licensed Patents, SpinCo Licensed Other IP and SpinCo Licensed Primary Trade Secrets within the SpinCo Field.
Section 2.2.    Grants by SpinCo Licensors. Subject to the terms and conditions of this Agreement, SpinCo, on behalf of itself and its Subsidiaries, agrees to grant, and hereby grants, to the Company Licensees:
(a)    under the SpinCo Licensed Patents and SpinCo Licensed Other IP:
(i)    an irrevocable, royalty-free, fully paid-up, exclusive (even as to SpinCo), worldwide license in the Company Field, to make, have made, have, use, sell, offer for sale, import, or otherwise transfer products and services. This license is sublicensable and fully transferrable;

(ii)    an irrevocable, royalty-free, fully paid-up, sole, worldwide license in the Joint Field, excluding the SpinCo Field and the Company Field, to make, have made, have, use, offer to sell and sell, import or otherwise transfer all products and services. This license is non-sublicensable and is non-transferrable without the consent of SpinCo, which will not be unreasonably withheld, except as provided in Section 2.4(b); and Company may assign such license upon Company’s sale of all or substantially all of the assets relating to a Parent Business using any of SpinCo Licensed Patents and SpinCo Licensed Other IP, and such assignment shall be limited to the SpinCo Licensed Patents and SpinCo Licensed Other IP necessary for a purchaser to manufacture and sell products in the business acquired and the purchaser agrees in writing to be bound by the terms of this Agreement and any Security Policies governing the use of such SpinCo Licensed Patents and SpinCo Licensed Other IP, including any license limitations. Purchaser must be a Qualified Purchaser; and
(iii)    an irrevocable, royalty-free, fully paid-up, non-exclusive, worldwide license in the Open Field to make, have made, have, use, sell, offer for sale, import, or otherwise transfer products and services. This license is sublicensable and fully transferrable.
Any exercise or other exploitation of the SpinCo Licensed Patents or the SpinCo Licensed Other IP by any of the Company Licensees, or any sublicensee thereof (as applicable), outside the scope of the licenses granted herein is expressly prohibited.
(b)    under the SpinCo Licensed Primary Trade Secrets:
(subject to obligations of confidentiality and security specified in Article 5) for any and all internal uses in connection with the manufacture of any products of the Parent Business by Company Licensees:
(i)    an irrevocable, royalty-free, fully paid-up, exclusive (even as to SpinCo), worldwide license in the Company Field to make, have, use, offer to sell, sell, import or otherwise transfer all products and services;
(ii)    an irrevocable, royalty-free, fully paid-up, sole, worldwide license in the Joint Field, excluding the SpinCo Field and the Company Field, to make, have, use, offer to sell, sell, import or otherwise transfer all products and services; and
(iii)    an irrevocable, royalty-free, fully paid-up, non-exclusive, worldwide license in the Open Field to make, have, use, offer to sell, sell, import or otherwise transfer all products and services.
All licenses of Section 2.2(b) expressly exclude any have made rights and are non-sublicensable and nontransferable. Any such breach will be subject to Section 4.3(d) non-transferrable except as necessary to exercise the grants of Section 2.2(c) below. Company may assign such license upon Company’s sale of all or substantially all of the assets relating to the Parent Business using any of SpinCo Licensed Primary Trade Secrets, and such assignment shall be limited to such SpinCo Licensed Primary Trade Secret necessary for a purchaser to manufacture and sell products in the business acquired and the purchaser agrees in writing to be bound by the terms of this Agreement and any Security Policies governing the use of such Licensed Primary Trade Secret, including any license limitations. Purchaser must meet be a Qualified Purchaser. Company Licensee shall be responsible for purchaser’s breach of the SpinCo Primary Licensed Trade Secrets.
Any exercise or other exploitation of the SpinCo Licensed Primary Trade Secret by any of the Company Licensees, or any assignment thereof (as applicable), outside the scope of the licenses granted herein is expressly prohibited.
(c)    under the SpinCo Confidential Manufacturing Information:
(i) a sole, royalty-free, fully paid-up license in the Joint Field of BWTD for Consumer Healthcare Channel and Animal Care to have, use, import, offer to sell, sell, or otherwise transfer SpinCo Specialty Products;
(ii) an option to a sole, royalty-free, fully paid-up license in the Joint Field of BWTD for Consumer Healthcare Channel and Animal Care to make (but not have made) SpinCo Specialty Products in the United States, Canada, Australia, the United Kingdom, or the European Union and to use, import, offer to sell, and sell such SpinCo Specialty Products worldwide, provided, however, as a condition precedent to this grant, Company provides SpinCo with Company’s capital allocation plan with confirmation of all requisite Company approvals for each specific SpinCo Specialty Product. The term of this option is for a period of ten (10) years after the Distribution Date;
(iii) a sole royalty-free, fully paid-up license in the Joint Field of BWTD for Consumer Healthcare Channel and Animal Care to have made, by a Company Qualified Supplier, and to use, import, offer to sell, and sell such SpinCo Specialty Products worldwide.
Transferability. All licenses in this Section 2.2(c) are non-sublicensable. They may be assigned (upon notice to Company Licensor) upon the sale or other transfer of all or substantially all of the assets relating to a business actively using such license at the time of such sale or other transfer. Such assignments shall be limited as necessary for the purchaser to manufacture and sell products in the business acquired and the purchaser agrees in writing to be bound by the terms of this Agreement. The purchaser must be a Company Qualified Purchaser.
Liability. Company Licensee providing access to SpinCo CMI to any Third Party Supplier, including Company Qualified Supplier, shall be responsible for any breach of the SpinCo CMI. Any such breach will be subject to Section 4.3.
Acceptable Substitute. Both Parties agree that despite a mutual desire to find commercially available acceptable substitutes for the SpinCo Specialty Products, such substitutes may not be available or acceptable for a variety of reasons.  As such, both Parties agree that Company may elect to have a third party that meets the Criteria manufacture the SpinCo Specialty Products.  As such, for the term of this Agreement, Company may identify the SpinCo CMI needed under this Section 2.2(c) to evaluate supply of a substitute SpinCo Specialty Product by an alternative source that meets the Criteria, and SpinCo will provide such CMI at Company’s expense.

Company can make a request for SpinCo Confidential Manufacturing Information, pursuant to the procedures in Section 6.2 of the SDA (Agreement for Exchange of Information).
Steering Committee. The Parties shall form a steering committee to coordinate efforts conducted in furtherance of providing CMI as appropriate to meet a specific request. The steering committee will be made up of the following representatives and ensure alignment on the progress of the CMI Request.
Representatives:
3M Chief Intellectual Property Counsel, or designee
Appointed 3M technical lead
3M Healthcare Chief Intellectual Property Counsel, or designee
Appointed3M Healthcare Company technical lead
Sufficient Grant. SpinCo Licensor represents that Company Licensees have been granted sufficient licenses to Intellectual Property Rights (excluding Trademarks, Internet Property Rights, and Copyrights), including the SpinCo CMI, to make or have made SpinCo Specialty Products under this Section 2.2(c). The sole remedy between the Parties on disagreements or disputes to this provision is for the Parties to confer within 15 business days and correct any deficiency of the grant.
(d)    Notwithstanding anything herein, (i) any product sold in the Parent Business prior to the Distribution Date shall be deemed licensed in the form it is sold prior to the Distribution Date under the Company Field, and (ii) nothing in this Agreement will prevent or limit Company from using, developing, commercially exploiting, or otherwise practicing Company Licensed Patents, Company Licensed Other IP and Company Licensed Primary Trade Secrets within the Company Field.
Section 2.3.    Rights of Affiliates & Subsidiaries.
(a)    All rights and licenses granted in Section 2.1 and 2.2 are granted to SpinCo and Company, respectively, and to any entity that is a Subsidiary of such Licensee, but only for so long as such entity is a Subsidiary of Licensee, and, except as set forth in this Section 2.3(a), will immediately and automatically terminate with respect to such entity as of the effective date when it ceases to be a Subsidiary of Licensee. In addition, SpinCo and Company may sublicense the rights and licenses granted in Section 2.1 and 2.2, respectively, and to any entity that is an Affiliate of such Licensee, but only for so long as such entity is an Affiliate of Licensee, and, except as set forth in this Section 2.3(a), such sublicense will immediately and automatically terminate with respect to such entity as of the effective date when it ceases to be an Affiliate of Licensee.
(b)    Notwithstanding the foregoing, if such entity ceases to be a Subsidiary or Affiliate of Licensee, as applicable, including by way of a divestiture, spin-off, split-off or similar transaction, the licenses granted in Section 2.1 and 2.2 as applicable, shall continue to apply to such entity, but only with respect to the line of business that it is engaged in at the effective time of such cessation as a Subsidiary or Affiliate of Licensee, as applicable; provided that such entity or its successor provides the applicable Licensors hereunder with written notice of its change in status as a Subsidiary or Affiliate of Licensee, as applicable, and agrees in writing to be bound by the terms of this Agreement, including any license limitations.
Section 2.4.    Sublicensing; Third Party Rights.
(a)    Subject to restrictions presented in Sections 2.1 and 2.2, each Licensee shall, and shall cause its sublicensees or third party manufacturer or distributor, as the case may be, to comply with all obligations in this Agreement and shall not disclose any Intellectual Property Rights of the applicable Licensors to a sublicensee, except pursuant to a written agreement containing confidentiality and non-disclosure obligations that are no less restrictive than those in this Agreement. Each Licensee shall be responsible and liable hereunder for any act or omission of a sublicensee or a Person to whom it discloses Intellectual Property Rights as if such act or omission were taken by the applicable Licensee directly. Sublicensees or third parties to whom Intellectual Property Rights is disclosed shall not be permitted to grant any further sublicenses or permit any further disclosure.
(b)    The Parties acknowledge that there may be development and collaborative research agreements with third parties (“Collaboration”) in the Joint Field of Climate Technology.  The Parties agree that it is reasonable to sublicense that third party in the Joint Field to advance such Collaboration.  In the instance where a Party wishes to enter into a Collaboration, and will grant a sublicense for the express and limited purpose to perform the Collaboration and to allow the third party to commercialize a product incorporating the results of such Collaboration, then the Parties hereby consent (upon initial notice to the other Party) to the sole licenses granted under Sections 2.1(a)(ii) and 2.2(a)(ii) to convert to a non-exclusive license to allow for such limited sublicense.
Section 2.5.    Have Made Rights. Licensees understand and acknowledge that the “make” and “have made” rights granted to them under the Company Licensed Patents or the SpinCo Licensed Patents in Section 2.1(a) or 2.2(a), as applicable, are intended to cover only such Licensees’ own products, the design of which is exclusively owned by such Licensees or their Affiliates and are not intended to cover foundry or contract manufacturing activities that such Licensees or their Affiliates may undertake on behalf of third parties, whether directly or indirectly, or the manufacture of third party products by Licensees.
Section 2.6.    Sale of Licensed IP. Subject to any language in Sections 2.1 and 2.2 herein, should any Licensor sell, assign, transfer, exclusively license or otherwise dispose of its rights in or to any of the Intellectual Property Rights owned by it and licensed to the other Party hereunder, such sale, assignment, transfer, exclusive license or other disposal shall be subject to the licenses granted under this Agreement and all obligations therein.
Section 2.7.    No Other Rights; Retained Ownership; Limitations. Each Party acknowledges and agrees that its rights and licenses to the other Party’s Licensed Primary Trade

Secrets, Licensed Other IP and Licensed Patents are solely as set forth in, and as may be limited by, this Agreement. Each of the Company Licensors and the SpinCo Licensors retains sole ownership of the Intellectual Property Rights owned and licensed by it in Section 2.1 and 2.2, respectively. Notwithstanding anything to the contrary set forth in this Agreement, this Agreement grants to the Licensees no right or license to any Licensed Primary Trade Secrets, Licensed Other IP and Licensed Patents that the Licensors may own or Control now or in the future, except as expressly set forth in Section 2.1 and 2.2, respectively, whether by implication, estoppel or otherwise. All rights, titles, and interests not specifically and expressly granted hereunder or otherwise in the Separation and Distribution Agreement or other Ancillary Agreement are expressly reserved, subject to the Misallocated Assets provisions in the Separation and Distribution Agreement.
Section 2.8.    Enforcement of Licensed Patents; Action by Licensee. Licensee has the right to enforce its exclusive rights in the Licensed Patent Rights in any country against a third party at its expense with the right to seek and obtain damages for infringement, including, without limitation, infringement occurring prior to the licenses granted herein. Licensor shall render reasonable assistance to Licensee and, if necessary for maintenance of such action, shall join Licensee as a party in such action, all at Licensor’s expense and using Licensor’s own counsel. Licensor shall not join Licensee as a party in an enforcement action without Licensee’s prior written consent.
Section 2.9.    Control. Licensor may prepare, file, prosecute, issue, maintain, abandon, disclaim, terminate, or otherwise handle Company Licensed Patents or SpinCo Licensed Patent, as applicable, at its sole discretion and own cost.
Section 2.10.    Enforcement of Licensed Trade Secrets. Licensee shall cooperate with Licensor in the event of a misappropriation of a licensed Trade Secret, including the Licensed Primary Trade Secrets, and the Parties agree to render reasonable assistance to each other at their own costs and using their own counsel.
ARTICLE 3
INDEMNITIES
Section 3.1.    Mutual Indemnification. Each Party (the “Indemnifying Party”) shall indemnify, defend and hold harmless the other Party and its Affiliates and each of their respective past, present or future officers, directors, employees and agents and their respective successors, heirs and assignees and representatives (collectively the “Indemnified Persons”) from and against any damages, losses, liabilities or costs (other than costs allocated to be borne by the indemnified Party under the Agreement, but including reasonable legal expenses, costs of litigation and reasonable attorney’s fees) (“Damages”) incurred by the Indemnified Persons resulting from any Third Party Claim against the Indemnified Persons to the extent caused by, resulting from, or in connection with:
(a)    any breach of Sections 5.1, 5.2, and 5.3 by the Indemnifying Party or any of its Affiliates or its or their respective Representatives, or

(b)    any gross negligence or willful misconduct by the Indemnifying Party or any of its Affiliates in connection with the performance of its obligations under this Agreement, provided, however, that the Indemnifying Party shall not be responsible for any Damages of the Indemnified Persons to the extent that such Damages are caused by, result from, or arise out of or in connection with any Indemnified Person’s gross negligence or willful misconduct.
Section 3.2.    Indemnification by Licensee. Notwithstanding Section 3.1, each Licensee shall indemnify, defend and hold harmless the relevant Licensor’s Indemnified Persons from and against any Damages resulting from any Third Party Claim to the extent caused by, resulting from or in connection with (i) any of the Intellectual Property or Trade Secrets licensed to such Licensee pursuant to this Agreement, (ii) the transactions contemplated by this Agreement or (iii) the relevant Licensor’s actions or inactions in connection with any such licenses granted, provided, however, that such Licensee shall not be responsible for any Damages of the relevant Licensor’s Indemnified Persons to the extent that such Damages are caused by, result from or arise out of or in connection with the relevant Licensor’s or any of its Affiliates’ gross negligence or willful misconduct in performing its obligations under this Agreement.
(b)    Each Licensee shall indemnify, defend and hold harmless the relevant Licensor’s Indemnified Persons from and against any Damages caused by, resulting from or arising out of or in connection with the use of the Intellectual Property Rights or Trade Secrets licensed under this Agreement, provided, however, that such Licensee shall not be responsible for any Damages of the relevant Licensor’s Indemnified Persons to the extent that such Damages are caused by, result from or arise out of or in connection with the relevant Licensor’s gross negligence or willful misconduct in performing any of its obligations pursuant to this Agreement.
Section 3.3.    Procedure.
(a)    Each Party shall use its commercially reasonable efforts to mitigate any Damages for which such Party seeks indemnification under this Agreement.
(b)    Sections 4.5 and 4.6 of the SDA shall govern the rights and obligations of the Parties in respect of the management and conduct of any claims for indemnification under this Agreement.
ARTICLE 4
DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY
Section 4.1.    Exclusion of Liability.
(a)    Unless explicitly set out otherwise in this Agreement, no Party, nor any of their respective Affiliates, shall be liable in connection with this Agreement for any punitive, incidental, consequential, exemplary, special or indirect, speculative, not reasonably foreseeable or similar damages, including any loss of future revenue, profits, income, or anticipated savings, loss of business reputation, goodwill or opportunity relating to the breach or alleged breach of this Agreement, diminution of value or based on any type of multiple; provided, this sentence does not preclude such Damages to the extent actually owed with respect to a Third-Party Claim or caused by, resulting from, arising out of, or in connection with (i) any fraudulent acts or omissions, (ii) a breach of Sections 5.1, 5.2 and 5.3, or (iii) solely with respect to such damages incurred by Parent or any of its Affiliates, the use of the 3M Trademark by SpinCo or its Affiliates or licensees, including breach of license terms, damages to the 3M Trademark itself or the infringing use of the 3M Trademark. The limitations of this Section 4.1(a) apply regardless of whether the damages are based on breach of warranty, breach of contract, negligence, strict liability in tort, or any other legal or equitable theory.
(b)    Notwithstanding anything in this Agreement to the contrary, no Licensor nor any of its Affiliates shall have any liability towards the relevant Licensee or any of its Affiliates or Indemnified Persons for (a) any failure to perform the any of its obligations hereunder in accordance with this Agreement or (b) any Damages or inconveniences incurred by such Licensee or any of its Affiliates or Indemnified Persons, in each case ((a) and (b)) to the extent caused by, relating to, or arising out of or in connection with (i) such Licensee’s or any of its Affiliates’ acts, omissions, or breach of this Agreement or failure to satisfy any of its obligations under this Agreement, (ii) such Licensee’s or any of its Affiliates’ implementation, execution, use or exploitation of any of the services, products (including product liability claims) or other deliverables received by or rights (including licenses under Intellectual Property Rights or Trade Secrets) granted to such Licensee or its Affiliates under or in accordance with this Agreement, (iii) such Licensee’s or any of its Affiliates’ manner of operating or conducting its business (including the operations or systems) if operated or conducted materially differently than the manner in which such business was operated or conducted immediately prior to the Initial Distribution, (iv) any transactions contemplated by this Agreement other than the express obligations set out in this Agreement, or (v) the respective Licensor’s actions or inactions in connection with any deliverables, benefits or transactions pursuant to (i) through (iv) or that were caused by specifications or directions provided by the applicable Licensee, except, in each case, to the extent caused by the relevant Licensor’s or its Affiliate’s gross negligence or willful misconduct in performing any of its obligations pursuant to this Agreement.
Section 4.2.    Limitations of Liability.
(a)    Subject to Section 4.3 below, each Licensor’s and its Affiliates’ aggregate maximum liability in connection with this Agreement, the licenses granted or the transactions contemplated hereby, shall be subject to and count against the Maximum Transition Agreement Cap. Each Licensee acknowledges that the liability caps described in this Section 4.2 are fair and reasonable.
(b)    Notice of any claim under this Agreement shall be in writing and made reasonably promptly after becoming aware of such claim, but in no event later than one (1) month after the date of termination or expiration of the license under the relevant Intellectual Property Right or Trade Secret giving rise to the claim and such claim must specify the Damages amount claimed and a reasonable description of the action giving rise to the claim.

(c)    The limitation of liability of this Section 4.2 is independent of, and survives, any failure of the essential purpose of any limited or exclusive remedy under this Agreement.
(d)    If and to the extent that a Licensor’s failure to perform its obligations under this Agreement or any breach of this Agreement is caused by the act or omission of a Third Party subcontractor used by such Licensor, the Licensor shall not be responsible, liable or otherwise considered as being in breach of this Agreement, provided that such Licensor shall use its commercially reasonable efforts to exercise and enforce its contractual rights and seek to claim any available contractual remedies in respect of the relevant act or omission of the Third Party subcontractor, and pass-on to the relevant Licensee an equitable and proportionate share of the damages or similar amounts. Alternatively, the relevant Licensor may, in its sole discretion, assign to the relevant Licensee any Damage claims that it may assert against the relevant Third Party subcontractor in relation to the Licensee’s Damage. In case the act or omission of the Third Party subcontractor that caused the Damage also caused prejudice to the relevant Licensor’s own business (or that of its Affiliates), the distribution shall be limited to a reasonable pro rata share.
Section 4.3.    Unlimited Liability. The limitations of liability pursuant to Section 4.2 shall not apply to:
(a)    any fraudulent, grossly negligent or willful acts or omissions by a Party;
(b)    either Party’s breach of Sections 5.1, 5.2, and 5.3;
(c)    a Party’s indemnification obligations pursuant to Article 3;
(d)    a Licensor’s liability to pass-on any sums or other benefits it is able to recover from a Third Party subcontractor under Section 4.2(d); for clarity, any such recovered sums or benefits shall not count against the liability cap set out in Section 4.2(a); and
(e)    SpinCo’s liability for Damages incurred by Parent in relation to the use of the 3M Trademark by SpinCo or its Affiliates or licensees, including breach of license terms, damages to the 3M Trademark itself or the infringing use of the 3M Trademark.
Section 4.4.    DISCLAIMER OF WARRANTIES.
(a)    Nothing contained in this Agreement shall be construed as:
(i)    a warranty or representation by either Party as to the validity, enforceability or scope of any Intellectual Property Rights;
(ii)    an agreement by either Party to maintain any Company Licensed Patents or SpinCo Licensed Patents in force;
(iii)    an agreement by either Party to bring or prosecute actions or suits against any third party for misappropriation, infringement or other violation of Intellectual

Property Rights or any other right, or, except as provided in Sections 2.8 and 2.10, conferring upon either Party any right to bring or prosecute such actions or suits;
(iv)    conferring upon either Party any right to use in advertising, publicity or otherwise any Trademark, trade name or names, or any contraction, abbreviation or simulations thereof, of the other Party;
(v)    conferring upon either Party by implication, estoppel or otherwise, any license or other right, except the licenses and rights expressly granted hereunder; or
(vi)    an obligation to provide any technical information, know-how, consultation, technical services or other assistance or deliverables to the other Party.
(b)    EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NO LICENSOR MAKES ANY WARRANTY OR CONDITION, EXPRESS OR IMPLIED, AND EACH LICENSOR HEREBY DISCLAIMS ANY WARRANTIES OR CONDITIONS OF ANY KIND, INCLUDING WITH RESPECT TO (a) THE NATURE, CONDITION OR QUALITY OF ANY SERVICE OR ANY PRODUCT, MATERIALS, COMPONENTS, INFORMATION, DATA, RIGHT OR LICENSE, OBTAINED OR PROVIDED PURSUANT TO THIS AGREEMENT OR (b) THE RESULTS THAT WILL BE OBTAINED BY USING, RECEIVING, OR APPLYING ANY SUCH SERVICE OR PRODUCT, MATERIALS, COMPONENTS, INFORMATION, DATA, RIGHT OR LICENSE, IN EACH CASE INCLUDING ANY EXPRESS OR IMPLIED WARRANTY OR CONDITION OF NONINFRINGEMENT, MERCHANTABILITY, SUITABILITY, ACCURACY, SATISFACTORY QUALITY, OR FITNESS FOR ANY PARTICULAR PURPOSE. NO LICENSOR MAKES ANY WARRANTY OR CONDITION THAT ANY SERVICE OR PRODUCT, MATERIALS, COMPONENTS, INFORMATION, DATA, RIGHT OR LICENSE OBTAINED OR PROVIDED PURSUANT TO THIS AGREEMENT COMPLIES WITH ANY LAW OR ORDER. EACH LICENSEE EXPRESSLY AFFIRMS THAT IT IS NOT RELYING ON ANY WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, OF A LICENSOR IN ENTERING INTO THIS AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE DISCLAIMERS IN THIS SECTION 4.4(b). NOTWITHSTANDING THE FOREGOING, IN NO CIRCUMSTANCES WILL ANY LICENSEE BE ENTITLED TO SPECIFIC PERFORMANCE OR OTHER EQUITABLE RELIEF IN CONNECTION WITH ANY BREACH OR ALLEGED BREACH HEREUNDER OR OTHER CLAIM ARISING HEREUNDER.
Section 4.5.    Other Liability Terms.
(a)    With respect to any Damages arising under this Agreement, each Party agrees that it shall only seek to recover for such Damages from the other Party, and each Party hereby waives the right to seek recovery for such Damages from or equitable remedies against any the other Party’s Affiliates and each of their respective past, present or future officers, directors, employees and agents and their respective successors, heirs and assignees and Representatives.

(b)    No claim may be brought under this Agreement related to any cause of action under the SDA or any other Ancillary Agreement. Any claims brought under this Agreement must be based solely on the provisions of this Agreement.
ARTICLE 5
CONFIDENTIALITY
Section 5.1.    Confidentiality. Subject to the transfer or disclosure contemplated herein, during the term of this Agreement and thereafter in perpetuity (subject to Section 5.3), each Party agrees on behalf of itself and its Affiliates that (a) it (and each of its Affiliates) shall treat the Trade Secrets and confidential information of the other Party with at least the same degree of care as they treat their own similar Trade Secrets and confidential information, but in no event with less than reasonable care, and (b) neither Party (nor any of its Affiliates) may use or disclose the Trade Secrets or confidential information, as applicable, licensed or disclosed to it by the other Party under this Agreement, except in accordance with its respective license granted in Article 2. Nothing herein will limit either Party’s ability to enforce its rights against any third party that misappropriates or attempts to misappropriate any Trade Secret or confidential information from it. The Parties acknowledge and agree that a Cybersecurity Incident, or unauthorized access or disclosure of Personal Information or Protected Health Information shall not be considered a breach of the confidentiality obligations in this Section 5.1.
Section 5.2.    Security of Technology.
(a) Proprietary Manufacturing Technology, Licensed Primary Trade Secrets and Confidential Manufacture Information. Without limiting the generality of Section 5.1, a Licensee shall, during the term of this Agreement and thereafter in perpetuity (subject to Section 5.3): (i) limit the use of or access to the Proprietary Manufacturing Technology and Licensed Primary Trade Secrets to their employees who have a need to use or access such Proprietary Manufacturing Technology and Licensed Primary Trade Secret for the purposes of exercising the Licensees’ rights hereunder and to their authorized third party manufacturers or distributers if allowed under the license); (ii) provide appropriate training with respect to the protection of the confidentiality of the Proprietary Manufacturing Technology and Licensed Primary Trade Secret prior to allowing such use or access; (iii) limit such employees’ or third parties’ access to only the part(s) of such Proprietary Manufacturing Technology and Licensed Primary Trade Secret) that are necessary for such use or access, solely during the period such use or access is necessary for the purposes of exercising the Licensees’ rights hereunder; (iv) not otherwise disclose the Proprietary Manufacturing Technology and Licensed Primary Trade Secret or any part thereof to any third party; and (v) comply at the Licensee’s expense with any Security Policy related to a Licensed Primary Trade Secret as of the date of Distribution or as of the effective time of Exit under Section 2.11 of the TCMA.
(b)    Confidential Manufacturing Information. Licensee of Confidential Manufacturing Information shall provide the Licensor with a written certification that its Qualified Supplier shall comply with the requirements of this Article 5.

Section 5.3.    Exceptions. Notwithstanding anything to the contrary contained herein, each Party acknowledges and agrees that the other Party’s confidentiality and security obligations with respect to Trade Secrets, including the Licensed Primary Trade Secrets, confidential information, and Proprietary Manufacturing Technology set forth in this Agreement do not apply to any such Trade Secrets, confidential information, or Proprietary Manufacturing Technology that the recipient can demonstrate: (a) are publicly available or is otherwise in the public domain at the time of disclosure; (b) become part of the public domain after disclosure by any means other than breach of this Agreement by the recipient; (c) are obtained by the recipient, free of any obligations of confidentiality, from a third party who has a lawful right to disclose it; or (d) is independently developed by the recipient by persons not having access to, or prior knowledge of, any such Trade Secrets, confidential information, or Proprietary Manufacturing Technology.
ARTICLE 6
TERM
Section 6.1.    Term and Termination. The term of this Agreement shall commence on the Distribution Date and shall continue until the expiration of the last-to-expire of the Intellectual Property Rights licensed under this Agreement, if ever; provided that (a) with respect to each Patent, the license to such Patent granted pursuant to Section 2.1 or Section 2.2 will expire upon the abandonment or expiration of the term of such Patent, (b) with respect to each Copyright, the license to such Copyright granted pursuant to Section 2.1 or Section 2.2 will expire upon the expiration of the term of such Copyright, and (c) with respect to any other Intellectual Property Rights, the licenses are perpetual.
Section 6.2.    Survival. The terms and conditions of the following provisions shall survive any termination or expiration of this Agreement: Article 1, Article 2 (as set forth above in Section 6.1), 3, 4, 5, this Section 6.2, and Article 7. The termination of this Agreement will not relieve either Party of any liability under this Agreement that accrued prior to such termination.
Section 6.3.    Meet and Confer. If, at or prior to the expiration or termination of this Agreement, a Party, despite having taken all reasonable and timely steps to operate independently, is unable to operate independently from the rights or services provided under this Agreement due to circumstances not caused by such Party’s action or inaction, the Parties will discuss in good faith commercially reasonable alternatives (up to and including an extension of this Agreement) to avoid a business disruption for such Party; provided, that, if such inability to operate independently results solely from such Party’s failure to obtain a Governmental Approval (having taken all reasonable and timely steps to obtain such Governmental Approval in a timely fashion), (i) the other Party will not unreasonably withhold consent to a request for an extension of this Agreement for a period of time no longer than reasonably necessary to obtain such Governmental Approval or otherwise allow the requesting Party to operate independently and (ii) the Parties will discuss in good faith the applicable terms of such extension (including price adjustments) to ensure the terms are commercially reasonable.

ARTICLE 7
MISCELLANEOUS
Section 7.1.    Intellectual Property Rights under Bankruptcy Code. All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses for rights to “intellectual property” within the scope of Section 101 of the Bankruptcy Code. The Parties agree that each Licensee of such rights under this Agreement shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The Parties further agree that, in the event of the commencement of bankruptcy proceedings by or against a Licensor under the Bankruptcy Code, the Licensee shall be entitled to retain all of its Intellectual Property Rights under this Agreement. In addition, the Parties understand and agree that this Agreement shall be construed as a “supplementary” agreement pursuant to Section 365(n) of the Bankruptcy Code. Each Party irrevocably waives all arguments and defenses arising under 11 U.S.C. § 365(c)(1) or successor provisions to the effect that applicable Law excuses such Party from accepting performance from or rendering performance to an entity other than the debtor or debtor-in-possession as a basis for opposing assumption of this Agreement in a case under Chapter 11 of the Bankruptcy Code to the extent that such consent is required under 11 U.S.C. § 365(c)(1) or any successor statute.
Section 7.2.    Notices. All notices and other communications among the Parties under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the national mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other internationally recognized overnight delivery service or (d) when delivered by facsimile (solely if receipt is confirmed) or email (so long as the sender of such email does not receive an automatic reply from the recipient’s email server indicating that the recipient did not receive such email), addressed as follows (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.2):
If to Company, then to:
3M Chief Intellectual Property Counsel
3M Company
If, to SpinCo, then to:
Solventum Chief Intellectual Property Counsel
Solventum Corporation
Section 7.3.    No Obligation. Nothing set forth herein shall restrict either Party from transferring, assigning or licensing any Intellectual Property Rights owned by it and licensed to the other Party hereunder; provided that any transfer or assignment of any Intellectual

Property Rights licensed to a Party hereunder shall be subject to the licenses granted in this Agreement.
Section 7.4.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns. No consent shall be required for the assignment or assumption of a Party’s rights, licenses or obligations under this Agreement in whole or in relevant part, in connection with, or as a result of a Change of Control of a Party (such Party, the “Acquired Party”) or the sale or other disposition of all or substantially all of the business or assets of a Party or its Affiliates to which this Agreement relates (such business or assets, the “Acquired Business”); provided that the resulting, surviving or transferee Person or acquirer of the Acquired Business (the “Acquiring Party”) (a) assumes all of the applicable obligations of the Acquired Party by operation of Law or by express assignment, as the case may be, and (b) delivers to the other Party, prior to or concurrently with the consummation of any transaction resulting in a Change of Control, an express acknowledgement regarding the limitations on the licenses granted hereunder to the Acquired Party as a result of such Change of Control or sale or disposition.
Section 7.5.    Limitations on Change of Control. In the event of a Change of Control:
(a)where Company is the Acquired Party, the license granted to the Company Licensees set forth in Section 2.2 will be transferrable to, or assumable by, the Acquiring Party in whole or in part in accordance with Section 7.4, but shall become limited and shall not extend to any product or service or business of the Acquiring Party or its Affiliates that are sold, distributed, provided or otherwise commercialized at any time, if such product, service or business was commercialized or conducted prior to the date of the consummation of such Change of Control of Company; and
(b)where SpinCo is the Acquired Party, the licenses granted to the SpinCo Licensees set forth in Section 2.1 will be transferrable to, or assumable by, the Acquiring Party in whole or in part in accordance with Section 7.4, but shall become limited and shall not extend to any product or service or business of the Acquiring Party or its Affiliates that are sold, distributed, provided or otherwise commercialized at any time, if such product, service or business was commercialized or conducted prior to the date of the consummation of such Change of Control of SpinCo.
Section 7.6.    Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party or Parties who are, or are to be, thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief (on an interim or permanent basis) of their rights under this Agreement; provided that such relief shall not include the termination or revocation of any licenses granted hereunder. The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, may be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived by each of the Parties. Nothing in this Section 7.6 is intended to limit or waive the aggrieved Party’s ability to pursue any other remedy to which it is entitled.
Section 7.7.    Counterparts. This Agreement may be executed in two or more counterparts (including by electronic or .pdf transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of any signature page by facsimile, electronic or .pdf transmission shall be binding to the same extent as an original signature page.
Section 7.8.    Relationship of the Parties. Nothing contained herein shall be deemed to create a partnership, joint venture or similar relationship between the Parties. Neither Party is the agent, employee, joint venturer, partner, franchisee or representative of the other Party. Each Party specifically acknowledges that it does not have the authority to, and shall not, incur any obligations or responsibilities on behalf of the other Party. Notwithstanding anything to the contrary in this Agreement, each Party (and its officers, directors, agents, employees and members) shall not hold themselves out as employees, agents, representatives or franchisees of the other Party or enter into any agreements on such Party’s behalf.
Section 7.9.    Dispute Resolution. With the exception of claims, disagreements or disputes related to sales of Licensed Products to Hospital Pharmacies by any of Company’s distributors or other resellers (“Hospital Pharmacy Disputes”), any claim, disagreement or dispute between the Parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement shall be resolved in accordance with Article VII of the SDA which shall apply mutatis mutandis to this Agreement. With respect to Hospital Pharmacy Disputes, the Parties agree that SpinCo’s sole remedy is to notify Company of such sales and the Parties will confer on any steps to align the distributor or other reseller to the appropriate supplier according to the licenses granted herein and as permitted under local country law.
Section 7.10.    References to SDA. The following provisions of the Separation and Distribution Agreement shall apply to this Agreement, mutatis mutandis, and are hereby incorporated by reference: Section 10.2 (Governing Law; Submission to Jurisdiction; Waiver of Jury Trial), Section 10.6 (Severability), and 10.14 (Amendments), except that all references therein to (i) the “Parties” shall be deemed to refer to the Parties hereto; (ii) “this Agreement” and the “ancillary Agreements” in the SDA shall be deemed to refer to the SDA and this Agreement, respectively.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

3M COMPANY

By:
Name:
Title:

3M INNOVATIVE PROPERTIES COMPANY

By:
Name:
Title:

3M HEALTHCARE US OPCO LLC

By:
Name:
Title:

SOLVENTUM HEALTHCARE INTELLECTUAL PROPERTIES COMPANY

By:
Name:
Title: